SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2008 (October 24, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed by Seneca Gaming Corporation (the “Corporation”) to amend and supplement the Corporation’s Current Report on Form 8-K (the “Prior Report”), dated July 1, 2008 and filed on July 3, 2008. The Prior Report, among other matters, announced the appointment of David Sheridan as Chief Financial Officer of the Corporation and his designation as the Corporation’s principal financial and accounting officer.  At the time of such filing, the material terms of Mr. Sheridan’s new employment arrangement were not formalized.  On October 24, 2008, the Corporation and Mr. Sheridan entered into a written employment agreement effective as of July 1, 2008.

Mr. Sheridan’s employment agreement provides for a three year term commencing as of July 1, 2008 and ending June 30, 2011.  The agreement further provides for an annual base salary of $325,000 for the Corporation’s fiscal year ending September 30, 2008, after which time the Corporation shall determine in its discretion whether to increase his salary and the timing thereof.  Mr. Sheridan may also be eligible for a performance bonus in the sole discretion of the Corporation’s board of directors.

If Mr. Sheridan’s employment is terminated for any reason other than for cause, his death, or the loss by Mr. Sheridan of his license to work at the Seneca Nation’s gaming facilities, the Corporation is obligated to: (i) pay Mr. Sheridan his earned, but unpaid, base salary through the termination date, and (ii) continue to pay his base salary in effect as of the date of termination for a period following his termination equal to the lesser of:  (A) 18 months or (B) the remainder of the period ending on the expiration of the term of the agreement. Following the termination of his employment, Mr. Sheridan has a duty to mitigate damages by seeking employment with duties and salary comparable to those provided by the Corporation, and if he obtains such employment, he is required to reimburse the Corporation in an amount equal to the compensation he has received from such other entity for such period, but not to exceed the amount of the compensation the Corporation had paid him for such period.

The employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K/A, and is incorporated herein by reference to such Exhibit.  The foregoing description of the agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Employment Agreement, effective as of July 1, 2008, between the Corporation and David Sheridan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: October 28, 2008	/s/ RAJAT SHAH
Name: Rajat Shah
Title: Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit No.

10.1	Employment Agreement, effective as of July 1, 2008, between the Corporation and David Sheridan.